Exhibit 2(n)(1)



                     [PricewaterhouseCoopers LLP letterhead]



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in the Prospectus constituting part of this Pre-Effective Amendment No. 1 to the registration statement on Form N-2 (the "Registration Statement") of our report dated May 14, 1998, relating to the financial statements and financial highlights of The High Yield Plus Fund, Inc., which appear in such Prospectus. We also consent to the references to us under the headings "Financial Highlights" and "Experts" in such Prospectus.




PricewaterhouseCoopers  LLP
1177 Avenue of the Americas
New York, New York 10036
December 23, 1998